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                                                                 EXHIBIT 10.20.2

[LOGO]                                            Nextel Communications, Inc.
                                                  1505 Farm Credit Dr.
                                                  McLean, VA 22102
                                                  703-394-3000

                                 March 24, 1998


Mr. Daniel F. Akerson
1100 Mill Ridge
McLean, Virginia 22102


                            Re: Employment Agreement

Dear Mr. Akerson:

         This letter is intended to memorialize the basic terms of certain agreed amendments to the terms of the Employment Agreement, effective on and as of March 5, 1996 ("Employment Agreement"), currently in place between you and Nextel Communications, Inc. ("Nextel").

         Specifically, we have agreed that Paragraph 3 of the Employment Agreement shall be changed to read in its entirety as follows:

                 "3. Term. The term of this Employment Agreement shall commence on the date hereof (the "Commencement Date") and, unless terminated earlier pursuant to paragraph 10 hereof, shall continue through March 5, 1999 (the "Initial Term"), and thereafter shall continue unless and until such time as (i) either party hereto notifies the other, upon 60 days prior written notice, that this Employment Agreement will be terminated at the end of the Initial Term or the later expiration of such 60 day notice period, or (ii) Executive's employment is otherwise terminated pursuant to paragraph 10 hereof (the "Extended Term") (the Initial Term, together with the Extended Term, if any, being referred to herein as the "Employment Term")."

         The amendments to the Employment Agreement set forth above shall take effect immediately upon your execution of the enclosed duplicate copy of this letter, and thereafter all references in the Employment Agreement shall be deemed a reference to the Employment Agreement, as amended by this letter. Except as specifically set forth herein, the Employment Agreement is not modified or changed in any respect, and is confirmed by each of us to continue in full force and effect as amended hereby.
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         To signify your agreement with the foregoing, please sign and return the enclosed duplicate copy of this letter, keeping a fully executed original copy for your files.


                                                   Very truly yours,

                                                   NEXTEL COMMUNICATIONS, INC.


                                                   /s/Thomas J. Sidman
                                                   -------------------
                                                   Thomas J. Sidman
                                                   Vice President

         Agreed:


         /s/Daniel F. Akerson
         --------------------
         Daniel F. Akerson